SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No.    )
                                             ---

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential,  for Use  of  the Commission  only  (as permitted  by  Rule
       12a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                           BLACKHAWK BANCORP, INC.
               (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
               -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

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            pursuant to Exchange  Rule 0-11 (Set forth  the amount on which  the filing fee is calculated and state how it was determined):

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[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if  any part of the fee is  offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
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       4)   Date Filed:
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                           BLACKHAWK BANCORP, INC.

                               400 Broad Street
                           Beloit, Wisconsin 53511
                                (608) 364-8911

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               on May 15, 2002

To the shareholders of BLACKHAWK BANCORP, INC.:

     The 2002 annual meeting of the shareholders of Blackhawk Bancorp, Inc. (the "Corporation") will be held on Wednesday, May 15, 2002 at 10:00 A.M., local time, at the Country Club of Beloit, 2327 Riverside Drive, Beloit, Wisconsin 53511 for the following purposes:

     (1)  To elect four directors to serve for a term of three years; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record on the books of the Corporation at the close of business on April 1, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. Your attention is called to the Proxy Statement accompanying this notice for a more complete description of the matters to be acted upon at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/TODD J. JAMES

                              TODD J. JAMES
                              Senior Vice President and Secretary

Beloit, Wisconsin
April 10, 2002

A PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, IS ENCLOSED. PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF FOR ANY REASON YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                           BLACKHAWK BANCORP, INC.

                               400 Broad Street
                           Beloit, Wisconsin 53511
                                (608) 364-8911

                               PROXY STATEMENT

                 This Proxy Statement and accompanying proxy were first mailed to shareholders on or about April 10, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blackhawk Bancorp, Inc., a Wisconsin corporation (the "Corporation"), for the annual meeting of shareholders to be held on Wednesday, May 15, 2002 beginning at 10:00 A.M.

     Shareholders of record at the close of business on April 1, 2002 will be entitled to one vote on each matter presented for each share so held. At that date there were 2,430,838 shares of Common Stock outstanding and entitled to vote at the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. Shares of the Corporation's Common Stock represented by properly executed proxies received by the Corporation will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. If no choice is specified, the proxy will be voted in favor of the nominees listed in Item 1 and in the discretion of the proxy holder on any other matter which may properly come before the meeting and all adjournments or postponements of the meeting. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or the acting secretary of the meeting or by oral notice to the presiding officer during the meeting. The representation at the meeting in person or by proxy of shareholders of the Corporation holding a majority of the Corporation's shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. For the purpose of determining the presence of a quorum, shares represented on any matter will be counted as present and represented on all matters to be acted upon, including any matter with respect to which the holder of such shares abstains from voting, and including shares which are not voted by a holder of record who is a broker because the broker has not received authority from the beneficial owner, as required under applicable laws and rules, to vote the shares on such matter ("broker nonvotes").

     Directors are elected by a plurality of the votes cast by the holders of the Corporation's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Under Wisconsin law, votes cast "AGAINST" a director nominee are given no legal effect and are not counted as votes cast in the election of directors.

     Approval of any other matter which properly comes before the meeting will require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular matter. In tabulating votes cast on any such other matter, abstentions will be considered votes cast, and accordingly will have the same effect as a negative vote. Broker nonvotes, on the other hand, will not be counted as shares entitled to be voted on the particular matter, and therefore will have no impact on the outcome of the vote.

     Expenses in connection with the solicitation of proxies will be paid by the Corporation. Upon request, the Corporation will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be principally by mail. Proxies may also be solicited in person, or by telephone, by officers and regular employees of the Corporation, who will receive no additional or special compensation for their services. Shares held for the accounts of participants in the Corporation's Employee Stock Ownership Plan ("ESOP") will be voted in accordance with the instructions of the participants or otherwise in accordance with the terms of the ESOP.

                      BENEFICIAL OWNERSHIP OF SECURITIES

     The table below sets forth information regarding the beneficial ownership of Common Stock of the Corporation, as of March 18, 2002, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all nominees for director and individuals who served as directors and executive officers of the Corporation on March 18, 2002 as a group. Other than Mr. Conerton and Mr. Hendricks, directors of the Corporation, no person is known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of the Corporation's Common Stock. Except as shown in the table, each person's address is the same as the Corporation's: 400 Broad Street, Beloit, Wisconsin 53511.

                                     NUMBER OF SHARES BENEFICIALLY       PERCENT
NAME AND ADDRESS                     OWNED AND NATURE OF BENEFICIAL        OF
OF BENEFICIAL OWNER                     OWNERSHIP(1)<F1>(2)<F2>          CLASS
-------------------                  ------------------------------      -------

R. Richard Bastian, III                      13,333 shares                 .55%

John B. Clark                                84,400 shares(4)<F4>         3.49%
   1840 Sherwood Drive S.W.
   Beloit WI 53511

Dennis M. Conerton                          205,075 shares(3)<F3>         8.08%
   1352 Middle Road
   South Beloit IL 61080

Charles Hart                                 19,800 shares                 .82%
   c/o Tricor, Inc.
   520 W. Grand Avenue
   Beloit WI 53511

Kenneth A. Hendricks                        218,021 shares(4)<F4>         9.04%
   c/o ABC Supply Co.
   One ABC Parkway
   Beloit WI 53511

Charles J. Howard                            10,667 shares                 .44%
   4920 Forest Hills Road
   Loves Park IL 61111

George D. Merchant                           80,725 shares                3.34%
   2413 Liberty Avenue
   Beloit WI 53511

Merritt J. Mott                               6,000 shares                 .25%
   c/o Rockford Sanitary Systems, Inc.
   5159 28th Avenue
   Rockford IL 61109

Sunil Puri                                    7,480 shares(5)<F5>          .31%
   6885 Vistagreen Way
   Rockford IL 61108

David A. Stearns                              8,342 shares(3)<F3>          .35%

Roger K. Taylor                              50,600 shares(4)<F4>         2.09%
   c/o North American Tool Corporation
   215 Elmwood Avenue
   South Beloit IL 61080

Roger G. Bryden                              67,900 shares                2.82%
   c/o Bryden Motors, Inc.
   548 Broad Street
   Beloit WI 53511

All nominees for director and               800,848 shares(3)(4)         30.67%
individuals who served as directors and                   <F3><F4>
executive officers of the Corporation
on March 18, 2002 as a group (16
persons)

(1)<F1>   Except  as  noted  otherwise,  each  person  holds  sole  voting   and
          dispositive powers with respect to all shares shown opposite his name.

(2)<F2> Includes options to purchase shares exercisable currently or within 60 days of the date of this Proxy Statement for each of the persons identified in the table as follows: Messrs. Bastian - 13,333; Clark - 10,300; Conerton - 131,717; Hart - 9,250; Hendricks - 6,100; Howard -
          667; Merchant - 10,300; Puri - 667; Stearns - 8,333; and Taylor - 10,300, and for all nominees for director and individuals who served as directors and executive officers of the Corporation on March 18, 2002 as a group - 205,633.

(3)<F3> Includes shares allocated to the individual's account under the Corporation's ESOP as follows: Mr. Conerton - 1,883 shares; Mr. Stearns - 9 shares; and for all nominees for director and individuals who served as directors and executive officers of the Corporation on March 18, 2002 as a group - 9,420 shares.

(4)<F4> For Messrs. Clark, Hendricks, and Taylor, includes 84,400 shares, 218,021 shares, and 50,600 shares, respectively, held jointly with such person's spouse and for all nominees for director and individuals who served as directors and executive officers of the Corporation on March 18, 2002 as a group, includes 381,027 shares held jointly with such persons' spouses.

(5)<F5> For Mr. Puri, includes 7,080 shares held individually and 400 shares held by his spouse.

     The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as required for purposes of this Proxy Statement. Briefly stated, under that Rule shares are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such shares, or who has the right to acquire beneficial ownership thereof within 60 days. Beneficial ownership for the purposes of this Proxy Statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

     The Corporation's Bylaws, and actions of the Board taken pursuant thereto, provide that there shall be 11 directors divided into three classes, as nearly equal in number as practicable, each to serve 3-year staggered terms. At each annual meeting the term of office of one of the three classes expires, and a new class must be elected or re-elected to serve for a term of three years or until their successors are duly elected and qualified.

     The four nominees standing for election as directors of the Corporation at the 2002 annual meeting are Mr. R. Richard Bastian, III, Mr. John B. Clark, Mr. Charles Hart and Mr. Roger G. Bryden for terms expiring at the 2005 annual meeting of shareholders. Mr. Bastian has been a director of the Corporation since June 2001, when he was appointed to the Board. Mr. Clark has been a director of the Corporation since 1989. Mr. Hart has been a director of the Corporation since 1993. Mr. Bryden has been nominated to fill the directorate of Mr. H. Daniel Green, who will not stand for re-election at the annual meeting. The Board thanks Mr. Green, who has been a director since 1989, for his many years of dedicated service to the Corporation.

     The Board recommends that the shareholders elect the four nominees to serve as directors of the Corporation for a term of three years or until their successors have been duly elected and qualified. Unless otherwise directed, proxies will be voted for the election of the four nominees. If any of the nominees should decline or be unable to act as a director, which is not foreseen, proxies may be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

NOMINEES FOR ELECTION TO TERM EXPIRING IN 2005:

                                                                        DIRECTOR
NAME AND AGE                  PRINCIPAL OCCUPATION (1)<F6>                SINCE
------------                  ----------------------------              --------

R. Richard Bastian, III, 55   President and Chief Executive Officer       2001
                              of the Company since February 2002 and
                              of its subsidiary, Blackhawk State
                              Bank (the "Bank") since May 2001.
                              Previously, President of the Bank of
                              Kenosha from January 1999 to January
                              2001 and Executive Vice President and
                              Director of the Clean Air Action
                              Corporation from August 1994 to
                              January 2001.

John B. Clark, 59             Retired   since  1997;   prior  thereto     1989
                              stockbroker,  Everen  Securities,  Inc.
                              (securities investment firm).

Charles Hart, 68(2) (4)       Sales  person  at  Tricor,  Inc.  (full     1993
                <F7><F9>      service  insurance  agency) since 1999;
                              previously  sales person  and President
                              and  Director   of  Combined  Insurance
                              Group,  Ltd.;  Director,  Hart, Kruse &
                              Boutelle, Inc. (real estate).

Roger G. Bryden, 59           Owner/Operator, Bryden Motors, Inc.
                              (Dodge-Chrysler-Jeep automotive
                              dealership in Beloit, WI).

     In addition to those four persons, the following seven individuals also presently serve as directors of the Corporation for the indicated terms.

CLASS OF DIRECTORS WHOSE TERM EXPIRES IN 2003:

                                                                        DIRECTOR
NAME AND AGE                  PRINCIPAL OCCUPATION(1)<F6>                 SINCE
------------                  ---------------------------               --------

Dennis M. Conerton, 51        Retired  President and  Chief  Executive    1989
                              Officer  of the  Corporation  from  1995
                              until  his retirement  in  January  2002
                              and   President  and   Chief   Executive
                              Officer  of  its  subsidiary,  Blackhawk
                              State  Bank,  from  1995  to  May  2001.
                              Prior   thereto,   Vice    President   -
                              Controller/Chief   Accounting   Officer,
                              Regal-Beloit  Corporation  (manufacturer
                              of  power  transmission  components  and
                              perishable  cutting  tools);   Director,
                              North American Tool Corporation.

Kenneth A. Hendricks,         Chairman and Chief Executive  Officer of    1996
60(2)<F7>(3)<F8>(4)<F9>       ABC  Supply  Co.  (roofing   and  siding
                              wholesaler).

George D. Merchant,           Retired;  prior thereto,  Owner/Operator    1989
69(3)<F8>                     of  two  Dairy  Queen  ice  cream  store
                              franchises.

Sunil Puri, 41                President of First Rockford  Group, Inc.    2000
                              (diversified  real  estate   development
                              firm).

CLASS OF DIRECTORS WHOSE TERM EXPIRES IN 2004:

                                                                        DIRECTOR
NAME AND AGE                  PRINCIPAL OCCUPATION(1)<F6>                SINCE
------------                  ---------------------------               -------

Charles J. Howard, 55         Chairman   of  the   Board   and   Chief    2000
                              Executive  Officer of  William  Charles,
                              Ltd.   (a  company   engaged  in   heavy
                              manufacturing, waste management, truck sales, and real estate development).

Merritt J. Mott, 56(3)<F8>    Mr.   Mott  is  the   owner  and   Chief    2001
                              Executive Officer  of Rockford  Sanitary
                              Systems,     Inc.     (designer      and
                              manufacturer          of           fluid
                              filtration/separation    systems     for
                              commercial  plumbing use).    From  1980
                              through  1996,  he  served   in  various
                              capacities   at   Mott   Bros.   Company
                              (supplier  of  HVAC/hydronic   systems),
                              including   Chief   Financial   Officer,
                              Executive Vice  President and  Director.
                              Mr. Mott  serves  as  a  member  of  the
                              Board of  Directors of Landstar  System,
                              Inc., a  publicly traded  transportation
                              technology    services   company,    and
                              Landstar  System  Holdings,   Inc.,  its
                              wholly-owned subsidiary.

Roger K. Taylor,              President and  Chief Executive  Officer,    1989
58(2)<F7>(3)<F8>(4)<F9>       North    American    Tool    Corporation
                              (manufacturer   of  perishable   cutting
                              tools).

(1)<F6> Except as otherwise noted, all directors have been employed in the principal occupations noted above for the past five years or more.

(2)<F7>   Member of the executive committee in 2001.

(3)<F8>   Member of the audit committee in 2001.

(4)<F9>   Member of the compensation committee in 2001.

                            MEETINGS AND COMMITTEES

     The Board of Directors held 13 meetings during 2001. Each of the directors attended at least 75% of the meetings of the Board (including meetings of committees of which he is a member) held during the period of 2001 for which he served as a director. There are no standing nomination or similar committees of the Board.

     The Corporation has an Executive Committee, of which Mr. Taylor was the chairman. The other members of the Executive Committee are set forth on the tables above. The Executive Committee is authorized to exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board is not in session, except for those powers which are non-delegable by law or have been delegated to other committees. The Executive Committee met 3 times in 2001.

     The Corporation has a Compensation Committee of which Mr. Hendricks was the chairman. The other members of the Compensation Committee are set forth on the tables above. The Compensation Committee reviews and makes recommendations with respect to the Corporation's and its subsidiary's hiring and compensation policies, and performs administrative functions with respect to the Cor-poration's 1990 and 1994 Executive Stock Option Plans. The Compensation Committee met 1 time in 2001.

     The Corporation has an Audit Committee of which Mr. Taylor was the chairman. The other members of the Audit Committee are set forth on the tables above. The Board of Directors believes that all of the current members of the Audit Committee are "independent directors" as defined by the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee's functions include meeting with the Corporation's independent public accountants and making recommendations to the Board of Directors regarding the engagement or retention of such accountants, adoption of accounting methods and procedures, public disclosures required to comply with securities laws and other matters relating to the Corporation's financial accounting. The Board has not approved a charter for the Audit Committee. The audit committee met 7 times in 2001.

                             AUDIT COMMITTEE REPORT

     The Corporation's Audit Committee is comprised of four directors who are not officers of the Corporation. The members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. A responsibility of the Committee is to monitor and review the Corporation's financial reporting process on behalf of the Board of Directors. Management is responsible for the Corporation's internal controls and the financial reporting process while the independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board of Directors has not adopted a written charter for the Audit Committee.

     The Committee held seven meetings during 2001. One meeting was designed to facilitate and encourage open communication between the Committee and the
Corporation's independent  public  accountants,  Wipfli  Ullrich  Bertleson  LLP
("Wipfli"). During the meeting, the Committee reviewed and discussed the Corporation's annual financial statements with management and Wipfli.

     The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. The Committee discussed with Wipfli matters relating to communications with audit committees as required by Statement on Auditing Standards No. 61. Wipfli also provided to the Committee the written disclosures relative to auditor independence as required by Independence Standards Board Standard No. 1. The Committee also reviewed a list of non-audit services performed during fiscal year 2001 and determined, based upon their scope, that such services did not affect the independence of Wipfli in performing their audit services.

     The Corporation paid Wipfli a total of $97,500 for the audit and non-audit services Wipfli provided to the Corporation during fiscal year 2001. The Audit Committee considered these fees in its assessment of the independence of Wipfli and deemed that the services provided and the fees paid for those services were compatible with maintaining independence of the Corporation's independent public accountant.

     Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Respectfully submitted to the Corporation's shareholders by the Audit Committee of the Board of Directors.

     Roger J. Taylor, Committee Chair          Kenneth A. Hendricks
     George D. Merchant                        Merritt J. Mott

                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

     Directors of the Corporation who are not employees of the Corporation or of the Bank receive a $6,000 annual retainer and $250 for each board meeting attended and $100 for each committee meeting attended. Directors who are employees receive an annual retainer of $7,000. The Corporation has also established stock option plans in which non-employee directors are eligible to participate.

DIRECTORS' STOCK OPTION PLANS

     Prior to its expiration on January 24, 1995, the Corporation maintained the Blackhawk Bancorp, Inc. 1990 Directors' Stock Option Plan (the "1990 Directors' Plan"), which was intended to provide an incentive for directors of the Corporation who are not active full-time employees of the Corporation or of a subsidiary of the Corporation ("Outside Directors") to improve corporate performance on a long-term basis. To replace the expired 1990 Directors' Plan, the Board of Directors adopted, and the shareholders of the Corporation on May 11, 1994 approved, the Blackhawk Bancorp, Inc. 1994 Directors' Stock Option Plan (the "1994 Directors' Plan"), which is substantially similar in all material respects to the 1990 Directors' Plan. The 1994 Directors' Plan has 150,000 shares of the Corporation's Common Stock reserved for issuance and provides for the granting of non-qualified stock options.

     On March 1, 2002, each of the ten Outside Directors were automatically granted an option under the 1994 Directors' Plan to purchase 2,000 shares of the Corporation's Common Stock at a per share exercise price of $9.50 (the per share market price of the Corporation's Common Stock on that date). On March 1, 2001, each of the nine Outside Directors were automatically granted an option to purchase 2,000 shares at an exercise price of $8.50, the market price on that date. Giving effect to those grants, the total number of shares of the Corporation's Common Stock subject to outstanding grants under the 1990 and 1994 Directors' Plan as of March 2, 2002 was 93,600, and there remained available 55,650 shares for future grants under the 1994 Directors' Plan. The 1990 Directors' Plan expired on January 24, 1995, therefore no more options will be granted under that Plan. The 1994 Directors' Plan will expire December 31, 2003.

                     EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table summarizes certain information for each of the last three years concerning all compensation awarded or paid to or earned by the Chief Executive Officer and certain other executive officers of the Corporation whose total compensation for 2001 exceeded $100,000.


                                                                 SUMMARY COMPENSATION TABLE
                                   -----------------------------------------------------------------------------------------
                                                                                            LONG TERM
                                         ANNUAL COMPENSATION                              COMPENSATION
                                   -----------------------------------------------------------------------------------------
            Name and                                      Bonus         Other Annual        Options/           Other
       Principal Position          Year    Salary ($)  ($)(1)<F10>  Compensation(2)<F11>  SARs(3)<F12>  Compensation(4)<F13>
       ------------------          ----    ----------  -----------  --------------------  ------------  --------------------

R. Richard Bastian, III(5)<F14>   2001      $ 81,250     $25,000           $6,855               40,000        $10,821
President and Chief Executive
Officer of the Corporation since
February 2002 and the Bank since
May 2001

Dennis M. Conerton - Retired
President and Chief Executive      2001     $120,000     $     0           $8,880                    0        $17,330
Officer of Corporation and Bank    2000     $120,000     $     0           $9,018                5,000        $20,454
serving from February 20, 1995     1999     $115,762     $     0           $9,249                    0        $24,082
through January 31, 2002.

David A. Stearns                   2001     $100,000       $ 1,320         $2,772                    0         $2,776
Executive Vice President           2000     $100,000       $ 3,618         $2,706                    0         $5,678
                                   1999     $ 90,000       $ 3,619         $4,878                5,000         $  682

(1)<F10> Annual bonus amounts are earned and accrued during the years indicated and paid at the beginning of the next calendar year. Mr. Bastian's bonus for 2001 was paid upon the commencement of his employment with the Bank.

(2)<F11> Represents amounts provided for an automobile allowance and related expenses and directors' fees for Mr. Bastian of $4,667 and Mr. Conerton of $7,000.

(3)<F12>  Consists  entirely  of  non-qualified  stock  options  (adjusted,   as
          necessary, to reflect the 1994 and 1995 Stock Splits).


(4)<F13> Includes: (a) employer contributions to each named executive's account under a 401(k) profit sharing plan for 1999 through 2001 in the amounts of $11,226, $6,986 and $3,774 for Mr. Conerton in the years 1999, 2000 and 2001, respectively, and in the amounts of $682, $5,678 and $2,776 for Mr. Stearns in the years 1999, 2000 and 2001, respectively; (b) premiums paid for life insurance pursuant to the Plan for Life Insurance maintained by the Bank in the amount of $4,843 on behalf of Mr. Conerton in each of the years 1999, 2000 and 2001 and $4,510 on behalf of Mr. Bastian in 2001; (c) additional insurance benefits in the amount of $5,157 for Mr. Conerton in each of the years 1999, 2000 and 2001 and $3810 for Mr. Bastian in 2001; and (d) country club memberships for Mr. Bastian of $2,502 in 2001 and for Mr. Conerton of $2,856, $3,468 and $3,556 in 1999, 2000 and 2001,
          respectively.

(5)<F14>  Mr. Bastian became employed by the Corporation in May 2001.

EXECUTIVE STOCK OPTIONS

     Prior to its expiration on January 24, 1995, the Corporation maintained the Blackhawk Bancorp, Inc. 1990 Executive Stock Option Plan (the "1990 Executive Plan"), which provided an incentive for executive officers of the Corporation or any of its subsidiaries to improve corporate performance on a long-term basis. To replace the expired 1990 Executive Plan, the Board of Directors of the
Corporation adopted, and on May 11, 1994 the shareholders approved, the Blackhawk Bancorp, Inc. 1994 Executive Stock Option Plan (the "1994 Executive Plan"), which is substantially similar in all material respects to the 1990 Executive Plan. The 1994 Executive Plan provides for the granting of incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, nonqualified stock options ("NSOs") and stock appreciation rights ("SARs"). The 1994 Executive Plan has 405,000 shares of the Corporation's Common Stock reserved for issuance.

     Options for 62,500 shares were granted in 2001 and at December 31, 2001 there were outstanding under this Plan options for the purchase of a total of 282,880 shares. There are 124,011 shares available for future grants under the 1994 Executive Plan. The 1994 Executive Plan will expire December 31, 2003.

OPTIONS OF NAMED EXECUTIVES

     Options to purchase 40,000 shares of the Corporation's Common Stock were granted to Mr. Bastian during fiscal 2001 as reflected in the table below. No options were granted to the other named executive officers during fiscal 2001. Pursuant to the terms of the 1994 Executive Plan, such options will become exercisable in equal thirds on each of the first three anniversaries of the date of grant.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         NUMBER OF     % OF TOTAL
                         SECURITIES   OPTIONS/SARS
                         UNDERLYING    GRANTED TO    EXERCISE
                        OPTIONS/SARS  EMPLOYEES IN     PRICE        EXPIRATION
NAME                      GRANTED      FISCAL YEAR   ($/SHARE)         DATE
----                    ------------  ------------   ---------      ----------

R. Richard Bastian, III    40,000         64.0%    $9.00(1)<F15>  May 9, 2011(2)
                                                                          <F16>
(1)<F15> Represented fair market value (determined under provisions of 1994 Executive Plan) of the Corporation's Common Stock as of the date of grant.

(2)<F16>  Options  generally  expire  three  months  following  named  executive
          officer's  death,  disability,  retirement   or  termination  of   his
          employment with the Corporation and/or the Bank.

     The following table sets forth certain information concerning individual exercises of stock options by the named executive officers during 2001, including the number and value of options outstanding at the end of 2001 for each of the named executive officers. Value is calculated using the difference between the exercise price and the market price on the day of exercise, for those option exercised in fiscal year 2001, or year-end market price, for all other options, multiplied by the number of shares underlying the option.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES

                                                           Number of Unexercised             Value of Unexercised
                                                              Options/SARs at             In-the-Money Options/SARs
                                                            Fiscal Year-End(#)              at Fiscal Year-End($)
                                                       -----------------------------     -----------------------------
                            Shares
                          Acquired on     Value
          Name            Exercise(#)   Realized($)    Exercisable     Unexercisable     Exercisable     Unexercisable
          ----            -----------   -----------    -----------     -------------     -----------     -------------
R. Richard Bastian, III        0             0              0             40,000              0             $16,400

Dennis M. Conerton           1,050         $5,793        131,717           3,333           $26,789          $ 1,367

David A. Stearns               0             0             8,333           1,667              0                0

SEVERANCE PAYMENT AGREEMENTS

     The Bank has severance payment agreements with amounts payable in excess of $100,000 per individual currently in effect with two officers, James P. Kelley and Richard J. Rusch. Each agreement remains in effect until the earliest to occur of the officer's: (i) death; (ii) disability; (iii) retirement; (iv) termination of employment (whether voluntary or involuntary); or (v) termination in connection with a change in control of the Bank or the Corporation.

     The Severance Payment Agreements with Messrs. Kelly and Rusch each provide that, in the event of termination of his employment in connection with a change in control of the Bank or the Corporation, the officer would receive a severance payment in an amount equal to his average annual compensation (defined to include his then current base annual salary plus the average bonus, if any, received by him in the three years preceding termination) multiplied by three, plus an amount equal to the dollar equivalent of all contributions by the Bank on behalf of and for the benefit of the officer to any pension, profit sharing or employee stock benefit plan, including the Corporation's ESOP, during the three years prior to the termination. One-third of the severance payment would be paid in a lump sum within 30 days of termination and the remaining two-thirds would be paid in monthly installments commencing in the thirteenth month following termination. In addition to this severance payment, the officer would also be entitled to continue receiving, for three years following termination, medical, life and disability insurance benefits and vested benefits otherwise payable to him under any Bank plan or agreement relating to retirement or deferred compensation benefits, if any. In the event the particular officer finds other full-time employment, his severance payment in the second and third year following termination would be reduced by an amount equal to salary and other benefits received from his new employer during the period for which he is entitled to receive payments under his Severance Payment Agreement. Each Severance Payment Agreement provides that, in the event the officer is under the age of 55 and physically and medically able to perform duties with another employer comparable to those performed by him with the Bank at the time of his termination, he must take reasonable steps to obtain such employment within 50 miles of the Bank's main office.

     All of the Severance Payment Agreements define a change in control to include: (i) acquisition of beneficial ownership of securities of the Bank or of the Corporation in a transaction subject to the notice provisions of the Change in Bank Control Act of 1978 or approval under the Bank Holding Company Act of 1956; (ii) someone other than the Corporation becoming owner of more than 25% of the voting securities of the Bank; (iii) the persons constituting the Board of Directors of the Bank or the Corporation at any particular time ceasing, during any two-year period thereafter, to constitute at least a majority thereof; (iv) a person or group of persons or entity succeeds to all or substantially all of the business and/or assets of the Bank or the Corporation as a result of a purchase, merger, consolidation or similar transaction; or (v) the filing by the Corporation of a report or proxy statement with the Securities and Exchange Commission disclosing that a change in control of the Corporation has or may have occurred pursuant to any contract or transaction. A termination of an officer is deemed to have occurred in connection with a change in control if, following an event defined as a change in control, either the officer's employment is terminated by the Bank or a successor other than for death, disability, retirement or certain wrongful conduct by the officer, or the officer terminates his employment on 90 days prior written notice following such change in control and the occurrence of specified events, including: (i) demotion in his position or reduction in his duties of responsibilities; (ii) reduction in compensation; (iii) transfer to a remote location; (iv) a good faith determination by the officer that he is unable, and it would not be in the best interests of the Bank for him, to carry out the authorities, powers, functions, responsibilities or duties attached to his position; or (iv) failure on the part of the Bank to obtain a commitment from a successor to assume the Bank's duties and obligations under the Severance Payment Agreement. If an officer is terminated within six months prior to a change in control for reasons other than death, disability or cause, such termination will be treated as being in anticipation of the change in control and the officer will be entitled to receive the benefits he would have received had the termination occurred after and in connection with a change in control.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Corporation's directors, executive officers and any person holding more than 10% of the Corporation's Common Stock are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to disclose in this Proxy Statement any failure to file such reports by these dates during 2001. Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that during 2001 all filing requirements applicable to its directors and executive officers were satisfied.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Bank occasionally extends home mortgage loans, home improvement loans, home equity loans, consumer loans and commercial loans to its directors, officers and employees, and affiliates of the foregoing. Such loans are made in the ordinary course of business, do not, in the opinion of management of the Bank, involve more than the normal risk of collectability or present other unfavorable features, and are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Where the borrower is also a director of the Bank, it is the policy of the Bank that he must leave the meeting of the Bank's Board of Directors while his loan is being considered and he neither participates in that consideration nor votes on approval of the loan. Messrs. Hendricks, Puri and Taylor or their affiliates, each had one or more loans with the Bank with an aggregate outstanding balance at December 31, 2001 in excess of $60,000. As of that date, those loans aggregated $9,131,561 which represented approximately 30.05% of the capital of the Bank at December 31, 2001. Those loans were all made in accordance with the policy described above.

                        OTHER INFORMATION

INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, appointed the firm of Wipfli Ullrich Bertelson LLP ("Wipfli") as independent public accountants to audit the books and accounts of the Corporation for fiscal 2001. Wipfli has audited the Corporation since 1998. The Board expects to appoint Wipfli to audit the books and accounts of the Corporation for fiscal 2002. Representatives of Wipfli are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

     AUDIT FEES

     The aggregate fees billed by Wipfli for professional services rendered for the audit of the Corporation's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2001 fiscal year were $51,500.

     ALL OTHER FEES

     The aggregate fees billed by Wipfli for all services, other than for services described above under "Audit Fees," including tax related services, for the 2001 fiscal year were $46,000.

SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Corporation no later than December 11, 2002 in order to be considered for inclusion in next year's annual meeting proxy materials. Shareholders who intend to present a proposal at next year's annual meeting of shareholders without inclusion of such proposal in the Corporation's proxy materials, or who propose to nominate a person for election as a director at the annual meeting, are required to provide notice of such proposal containing the information described in the Corporation's Bylaws to the Secretary of the Corporation not later than 90 days in advance of next year's annual meeting.

OTHER AGENDA ITEMS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented at the meeting or any adjournment thereof.

     A COPY (WITHOUT EXHIBITS) OF THE CORPORATION'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF SHARES OF THE CORPORATION'S COMMON STOCK AS OF APRIL 1, 2002 ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: TODD J. JAMES, SENIOR VICE PRESIDENT-SECRETARY AND TREASURER, BLACKHAWK BANCORP, INC., 400 BROAD STREET, BELOIT, WISCONSIN 53511.